SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 27, 2016 (April 21, 2016)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia \(State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Synovus 2016 Annual Meeting of Shareholders was held on April 21, 2016. Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.

Proposal 1

The proposal was to elect as directors the 12 nominees named in the proxy statement for Synovus’ 2016 Annual Meeting of Shareholders.

Nominee	Votes For	Vote Against	Abstentions
Catherine A. Allen	196,437,110	479,167	118,738
Tim E. Bentsen	196,018,280	895,894	120,841
Stephen T. Butler	194,711,207	2,183,401	140,407
Elizabeth W. Camp	195,731,456	1,192,603	110,956
T. Michael Goodrich	193,286,209	3,602,630	146,176
Jerry W. Nix	195,994,247	917,061	123,707
Harris Pastides	194,712,782	2,158,645	163,588
Joseph J. Prochaska, Jr.	196,040,925	866,176	127,914
Kessel D. Stelling, Jr.	192,279,584	3,383,932	1,371,499
Melvin T. Stith	195,615,557	1,294,093	125,365
Barry L. Storey	195,273,724	1,607,271	154,020
Philip W. Tomlinson	196,415,275	516,892	102,848

There were 20,835,360 broker non-votes for each director on this proposal.

Proposal 2

The proposal was an advisory vote on the compensation of Synovus’ named executive officers as determined by the Compensation Committee.

Votes For	Votes Against	Abstentions	Broker Non-Votes

189,203,703	6,288,263	1,543,049	20,835,360

Proposal 3

The proposal was to ratify the appointment of KPMG LLP as Synovus’ independent auditor for the fiscal year ended December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes

216,880,133	792,971	197,271	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: April 27, 2016	By:	/s/ Allan E. Kamensky
Allan E. Kamensky
Executive Vice President, General Counsel and Secretary